UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 15, 2009

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 15, 2009, regarding its financial results for the periods ended September 30, 2009, including consolidated financial statements for the periods ended September 30, 2009, is Attachment I of this Form 8-K.

Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s third quarter earnings presentation on October 15, 2009, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed except for the following information in Attachment II, which is furnished but not filed:

Slide 26 (Supplemental EPS Information — Acquisition-Related Activity — 2009).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 15, 2009

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2009 THIRD-QUARTER RESULTS

•           Diluted earnings of $2.40 per share, up 18 percent;

•           Full-year 2009 EPS expectations raised to at least $9.85 from at least $9.70;

•           Net income of $3.2 billion, up 14 percent; net margin of 13.6 percent, up 2.5 points;

•           Free cash flow of $3.4 billion, up $1.3 billion year-to-year;

•           Cash balance of $11.5 billion, while reducing debt $4 billion in third quarter;

•            Pre-tax income margin of 18.6 percent, up 3.2 points;

•            Gross profit margin of 45.1 percent, up 1.8 points; up 20 of last 21 quarters;

•            Revenue of $23.6 billion, up 1 percent quarter-to-quarter; down 7 percent, or 5 percent adjusting for currency year-to-year;

•            Software pre-tax margin of 32.1 percent, up 6.2 points; profit up 21 percent;

•            Services pre-tax margin of 14.9 percent, up 2.4 points; profit up 11 percent;

•            Services signings of $11.8 billion; 13 services deals greater than $100 million;

•            Services backlog of $134 billion, up $5 billion year-to-year;

•            Market share gains in hardware and software.

ARMONK, N.Y., October 15, 2009 . . . IBM (NYSE: IBM) today announced third-quarter 2009 diluted earnings of $2.40 per share compared with diluted earnings of $2.04 per share in the third quarter of 2008, an increase of 18 percent.

Third-quarter net income was $3.2 billion compared with $2.8 billion in the third quarter of 2008, an increase of 14 percent.  Total revenues for the third quarter of 2009 of $23.6 billion increased 1 percent from the second quarter of 2009, and decreased 7 percent (5 percent, adjusting for currency) from the third quarter of 2008.

“Our long-term strategic shift to higher-value businesses again enabled us to deliver outstanding margin, earnings and cash flow growth in the third quarter,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer. “We also saw improved revenue trends in our business and share gains in software and hardware.”

“We continued to invest for growth in areas where clients see potential for value creation including Smarter Planet solutions, cloud computing and advanced business analytics. We are optimistic about 2009 as we again raise our full-year expectations and we remain well ahead of pace for our 2010 roadmap of $10 to $11 per share.”

IBM now expects full-year 2009 earnings of at least $9.85 per share compared with its previous expectation of at least $9.70 per share.

The company said it expects full-year 2009 pre-tax income for both its Software and Services segments to grow at double-digit rates and reach approximately $8 billion.

From a geographic perspective, the Americas’ third-quarter revenues were $9.9 billion, a decrease of 5 percent (4 percent, adjusting for currency) from the 2008 period.  Revenues from Europe/Middle East/Africa were $7.8 billion, down 12 percent (6 percent, adjusting for currency).  Asia-Pacific revenues were essentially flat (down 4 percent, adjusting for currency) to $5.2 billion.  OEM revenues were $634 million, down 6 percent compared with the 2008 third quarter.  Revenues from the company’s growth markets organization decreased 6 percent (1 percent, adjusting for currency) and represented 19 percent of geographic revenues.

Total Global Services revenues decreased 7 percent (5 percent, adjusting for currency); pre-tax income increased 11 percent.  Global Technology Services segment revenues decreased 4 percent (2 percent, adjusting for currency) to $9.4 billion.  Global

Business Services segment revenues decreased 11 percent (11 percent, adjusting for currency) to $4.3 billion.

IBM signed services contracts totaling $11.8 billion, at actual rates, a decrease of 7 percent (7 percent, adjusting for currency), including 13 contracts greater than $100 million.  In addition, IBM signed three deals in the first two days of October with a total value of nearly $1 billion.

Signings in Consulting and Systems Integration and in Integrated Technology Services were $5.1 billion, a decrease of 16 percent (15 percent, adjusting for currency).  Total outsourcing signings increased 1 percent (1 percent, adjusting for currency) to $6.7 billion.  The estimated services backlog at September 30 was $134 billion at actual rates compared with $132 billion at June 30, 2009, and compared with $129 billion in the third quarter of 2008.

Revenues from the Software segment were $5.1 billion, a decrease of 3 percent (flat, adjusting for currency) compared with the third quarter of 2008.  Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $2.9 billion, an increase of 2 percent (5 percent, adjusting for currency) versus the third quarter of 2008.  Operating systems revenues of $521 million decreased 12 percent (8 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, increased 14 percent year over year.  Revenues from Information Management software, which enables clients to leverage information on demand, was flat.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 5 percent, and revenues from Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, decreased 9 percent.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 2 percent.

IBM said it gained market share in WebSphere, Information Management, Tivoli and Rational software during the third quarter.

Revenues from the Systems and Technology segment totaled $3.9 billion for the quarter, down 12 percent (11 percent, adjusting for currency) from the third quarter of 2008 — but an improvement in the year-to-year revenue growth rate compared with the second quarter of 2009.  Systems revenues decreased 13 percent (11 percent, adjusting for currency).  Revenues from the converged System p products decreased 10 percent compared with the 2008 period.  Revenues from System z mainframe server products decreased 26 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), decreased 20 percent.  Revenues from the System x servers increased 1 percent.  Revenues from System Storage decreased 13 percent, and revenues from Retail Store Solutions decreased 15 percent.  Revenues from Microelectronics OEM decreased 1 percent.

IBM said it gained market share in System p, System x and disk and tape storage during the third quarter.

Global Financing segment revenues decreased 15 percent (13 percent, adjusting for currency) in the third quarter to $536 million.

The company’s total gross profit margin was 45.1 percent in the 2009 third quarter compared with 43.3 percent in the 2008 third-quarter period, led by improving margins in services and software. Overall gross profit margins improved year-to-year for the 20th time in the last 21 quarters; total services gross profit margins improved year-to-year for the 18th time in the last 19 quarters.

Total expense and other income decreased 11 percent to $6.3 billion compared with the prior-year period.  SG&A expense decreased 11 percent to $5.0 billion.  RD&E expense of $1.4 billion decreased 8 percent compared with the year-ago period.  Intellectual property and custom development income increased to $294 million compared with $267 million a year ago.  Other (income) and expense was expense of $5 million compared with income of $51 million from a year ago.  Interest expense decreased to $84 million compared with $159 million in the prior year.

IBM’s tax rate in the third-quarter 2009 was 26.5 percent compared with 27.5 percent in the third quarter of 2008.

The weighted-average number of diluted common shares outstanding in the third-quarter 2009 was 1.34 billion compared with 1.38 billion shares in the same period of 2008.  As of September 30, 2009, there were 1.31 billion basic common shares outstanding.

Debt, including Global Financing, totaled $25.5 billion, compared with $33.9 billion at year-end 2008.  From a management segment view, Global Financing debt decreased $1.4 billion from year-end 2008 to a total of $22.9 billion at September 30, 2009, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $2.5 billion, a decrease of $4.0 billion since the end of the second quarter, and $7.0 billion since year-end 2008, resulting in a debt-to-capitalization ratio of 14.2 percent from 48.7 percent.

IBM ended the third quarter of 2009 with $11.5 billion of cash on hand and generated free cash flow of $3.4 billion, excluding Global Financing receivables.  The company returned $1.7 billion to shareholders through $726 million in dividends and $930 million of share repurchases.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Year-To-Date 2009 Results

Net income for the nine months ended September 30, 2009 was $8.6 billion compared with $7.9 billion in the year-ago period, an increase of 9 percent.  Diluted earnings per share were $6.42 compared with $5.65 per diluted share for the 2008 period, an increase of 14 percent.  Revenues for the nine-month period totaled $68.5 billion, a decrease of 11 percent (5 percent, adjusting for currency) compared with $76.6 billion for the nine months of 2008.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in the economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data protection; fluctuations in revenue and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; competitive conditions; the company’s ability to attract and retain key personnel and its reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•                 showing non-Global Financing debt-to-capitalization ratio;

•                 adjusting for free cash flow;

•                 adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/3q09.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change

REVENUE

Global Technology Services	$9,434	$9,864	-4.4%	$27,296	$29,640	-7.9%
Gross margin	35.5%	32.7%		34.7%	31.9%

Global Business Services	4,338	4,900	-11.5%	13,074	14,918	-12.4%
Gross margin	28.7%	27.4%		27.5%	26.1%

Software	5,114	5,249	-2.6%	14,820	15,670	-5.4%
Gross margin	85.7%	84.7%		85.3%	84.4%

Systems and Technology	3,917	4,431	-11.6%	11,000	13,862	-20.6%
Gross margin	35.6%	36.2%		35.7%	37.3%

Global Financing	536	633	-15.4%	1,682	1,900	-11.5%
Gross margin	44.4%	49.1%		45.8%	51.8%

Other	227	224	1.1%	656	633	3.5%
Gross margin	8.5%	15.7%		35.7%	0.6%

TOTAL REVENUE	23,566	25,302	-6.9%	68,528	76,623	-10.6%

GROSS PROFIT	10,627	10,959	-3.0%	30,640	32,725	-6.4%
Gross margin	45.1%	43.3%		44.7%	42.7%

EXPENSE AND OTHER INCOME

S,G&A	5,013	5,644	-11.2%	15,392	17,553	-12.3%
% of revenue	21.3%	22.3%		22.5%	22.9%

R,D&E	1,446	1,579	-8.4%	4,360	4,809	-9.3%
% of revenue	6.1%	6.2%		6.4%	6.3%

Intellectual property and custom development income	(294)	(267)	10.4%	(864)	(825)	4.7%
Other (income) and expense	5	(51)	nm	(326)	(201)	62.4%
Interest expense	84	159	-46.9%	321	482	-33.3%

TOTAL EXPENSE AND OTHER INCOME	6,255	7,064	-11.5%	18,882	21,818	-13.5%
% of revenue	26.5%	27.9%		27.6%	28.5%

INCOME BEFORE INCOME TAXES	4,373	3,895	12.3%	11,757	10,907	7.8%
Pre-tax margin	18.6%	15.4%		17.2%	14.2%

Provision for income taxes	1,159	1,071	8.2%	3,145	2,999	4.9%
Effective tax rate	26.5%	27.5%		26.8%	27.5%

NET INCOME	$3,214	$2,824	13.8%	$8,612	$7,907	8.9%
Net margin	13.6%	11.2%		12.6%	10.3%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.40	$2.04 *	17.6%	$6.42	$5.65 *	13.6%
BASIC	$2.44	$2.08 *	17.3%	$6.47	$5.75 *	12.5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,338.2	1,384.1 *		1,341.6	1,399.2 *
BASIC	1,319.9	1,359.5 *		1,330.1	1,376.7 *

nm — not meaningful

* Reflects the adoption of the Financial Accounting Standards Board (FASB) guidance in determining whether instruments granted in share-based payment transactions are participating securities.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At September 30,	At December 31,
(Dollars in Millions)	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$9,532	$12,741
Marketable securities	1,980	166
Notes and accounts receivable - trade (net of allowances of $221 in 2009 and $226 in 2008)	9,426	10,906
Short-term financing receivables (net of allowances of $410 in 2009 and $351 in 2008)	12,944	15,477
Other accounts receivable (net of allowances of $16 in 2009 and $55 in 2008)	1,252	1,172
Inventories, at lower of average cost or market:
Finished goods	554	524
Work in process and raw materials	1,992	2,176
Total inventories	2,546	2,701
Deferred taxes	1,832	1,542
Prepaid expenses and other current assets	3,934	4,299
Total Current Assets	43,446	49,004

Plant, rental machines, and other property	39,789	38,445
Less: Accumulated depreciation	25,600	24,140
Plant, rental machines, and other property - net	14,189	14,305
Long-term financing receivables (net of allowances of $115 in 2009 and $179 in 2008)	10,229	11,183
Prepaid pension assets	2,711	1,601
Deferred taxes	6,341	7,270
Goodwill	19,272	18,226
Intangible assets - net	2,436	2,878
Investments and sundry assets	5,051	5,058
Total Assets	$103,675	$109,524

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Taxes	$2,213	$2,743
Short-term debt	4,885	11,236
Accounts payable	6,145	7,014
Compensation and benefits	4,311	4,623
Deferred income	9,703	10,239
Other accrued expenses and liabilities	5,704	6,580
Total Current Liabilities	32,960	42,435

Long-term debt	20,583	22,689
Retirement and nonpension postretirement benefit obligations	18,427	19,452
Deferred income	3,348	3,171
Other liabilities	9,863	8,192	*
Total Liabilities	85,182	95,939	*

Equity:
Common stock	40,482	39,129
Retained earnings	76,812	70,353
Treasury stock	(78,411)	(74,171)
Accumulated other comprehensive income /(loss)	(20,487)	(21,845)
Total IBM Corporation stockholders’ equity	18,396	13,465	*
Noncontrolling interests*	98	119	*
Total Stockholders’ Equity	18,493	13,584	*
Total Liabilities and Stockholders’ Equity	$103,675	$109,524

* Reflects the adoption of the FASB guidance on noncontrolling interests in consolidated financial statements.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2009	2008	2009	2008

Net Cash from Operations	$5,197	$3,738	$14,325	$12,191

Less: Global Financing (GF) Accounts Receivable	817	483	3,831	2,252

Net Cash from Operations (Excluding GF Accounts Receivable)	4,380	3,255	10,494	9,938

Net Capital Expenditures	(973)	(1,125)	(2,597)	(3,505)

Free Cash Flow (Excluding GF Accounts Receivable)	3,407	2,130	7,897	6,433

Acquisitions	(25)	(126)	(125)	(6,017)
Divestitures	50	42	406	71
Share Repurchase	(930)	(2,674)	(4,365)	(9,838)
Dividends	(726)	(677)	(2,133)	(1,916)
Non-GF Debt	(4,003)	(59)	(6,184)	(1,384)
Other (including GF Accounts Receivable, GF Debt)	1,212	1,272	3,110	6,260

Change in Cash & Marketable Securities	$(1,014)	$(92)	$(1,395)	$(6,391)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD-QUARTER 2009
	Revenue			Pre-tax	Pre-tax
(Dollars in millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$9,434	$355	$9,789	$1,471	15.0%
Y-T-Y Change	-4.4%	-7.7%	-4.5%	23.8%

Global Business Services	4,338	214	4,552	659	14.5%
Y-T-Y Change	-11.5%	-17.5%	-11.8%	-8.9%

Software	5,114	656	5,770	1,850	32.1%
Y-T-Y Change	-2.6%	0.1%	-2.3%	21.2%

Systems and Technology	3,917	260	4,177	225	5.4%
Y-T-Y Change	-11.6%	16.7%	-10.2%	-20.6%

Global Financing	536	419	955	408	42.7%
Y-T-Y Change	-15.4%	-8.2%	-12.4%	16.8%

TOTAL REPORTABLE SEGMENTS	$23,339	$1,904	$25,243	$4,614	18.3%
Y-T-Y Change	-6.9%	-3.8%	-6.7%	13.3%

Eliminations / Other	227	(1,904)	(1,677)	(241)

TOTAL IBM CONSOLIDATED	$23,566	$0	$23,566	$4,373	18.6%
Y-T-Y Change	-6.9%		-6.9%	12.3%

	THIRD-QUARTER 2008
	Revenue			Pre-tax	Pre-tax
(Dollars in millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$9,864	$384	$10,248	$1,189	11.6%

Global Business Services	4,900	259	5,160	724	14.0%

Software	5,249	655	5,904	1,527	25.9%

Systems and Technology	4,431	223	4,654	283	6.1%

Global Financing	633	456	1,090	349	32.0%

TOTAL REPORTABLE SEGMENTS	$25,077	$1,978	$27,055	$4,072	15.1%

Eliminations / Other	224	(1,978)	(1,753)	(177)

TOTAL IBM CONSOLIDATED	$25,302	$0	$25,302	$3,895	15.4%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE-MONTHS 2009
	Revenue			Pre-tax	Pre-tax
(Dollars in millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$27,296	$1,039	$28,336	$3,980	14.0%
Y-T-Y Change	-7.9%	-10.6%	-8.0%	25.5%

Global Business Services	13,074	670	13,743	1,789	13.0%
Y-T-Y Change	-12.4%	-13.7%	-12.4%	-7.8%

Software	14,820	1,883	16,703	5,037	30.2%
Y-T-Y Change	-5.4%	-7.7%	-5.7%	17.5%

Systems and Technology	11,000	679	11,680	586	5.0%
Y-T-Y Change	-20.6%	7.4%	-19.4%	-29.2%

Global Financing	1,682	1,255	2,937	1,233	42.0%
Y-T-Y Change	-11.5%	-8.2%	-10.1%	5.8%

TOTAL REPORTABLE SEGMENTS	$67,872	$5,527	$73,399	$12,625	17.2%
Y-T-Y Change	-10.7%	-7.6%	-10.5%	10.8%

Eliminations / Other	656	(5,527)	(4,871)	(868)

TOTAL IBM CONSOLIDATED	$68,528	$0	$68,528	$11,757	17.2%
Y-T-Y Change	-10.6%		-10.6%	7.8%

	NINE-MONTHS 2008
	Revenue			Pre-tax	Pre-tax
(Dollars in millions)	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$29,640	$1,162	$30,803	$3,171	10.3%

Global Business Services	14,918	776	15,694	1,940	12.4%

Software	15,670	2,041	17,711	4,286	24.2%

Systems and Technology	13,862	633	14,495	829	5.7%

Global Financing	1,900	1,367	3,267	1,165	35.7%

TOTAL REPORTABLE SEGMENTS	$75,990	$5,980	$81,970	$11,391	13.9%

Eliminations / Other	633	(5,980)	(5,347)	(484)

TOTAL IBM CONSOLIDATED	$76,623	$0	$76,623	$10,907	14.2%

Contact:	IBM
Michael Fay, 914-499-6107
mikefay@us.ibm.com

John Bukovinsky
732-618-3531

jbuko@us.ibm.com

3Q 2009 Earnings Presentation October 15, 2009 ATTACHMENT II

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

3Q 2009 Highlights Increasing EPS expectations to at least $9.85 in 2009 Improved revenue performance vs. 2nd quarter Significant share gains in hardware and software Double-digit profit growth in Software and Services delivered through margin expansion Continued investment for future growth +$1.3B yr/yr $3.4B Free Cash Flow (excl GF Receivables) +1.8 pts yr/yr 45.1% Gross Profit Margin +3.2 pts yr/yr 18.6% Pre-Tax Margin +18% yr/yr $2.40 EPS

Financial Summary 2.5 pts 13.6% Net Income Margin 3.2 pts 18.6% PTI Margin 18% $2.40 EPS 3% 1,338.2 Shares (Diluted) (M) 14% $3.2 Net Income 1.0 pts 26.5% Tax Rate 12% $4.4 Pre-Tax Income 11% $6.3 Expense 1.8 pts 45.1% Gross Profit Margin (5%) @CC (7%) $23.6 Revenue B/(W) Yr/Yr 3Q09 $ in Billions, except EPS Results driven by margin performance

Revenue by Geography (6%) (7%) Major Markets (1%) (6%) Growth Markets 4% (1%) BRIC Countries (6%) (12%) 7.8 Europe/ME/A (5%) (7%) $22.9 Total Geographies (5%) (7%) $23.6 IBM 3Q09 (4%) Flat 5.2 Asia Pacific (4%) (5%) $9.9 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +3% @CC OEM -6% U.S. -5% EMEA Canada/ LA Japan -12% @CC Improved performance versus 2nd quarter in Americas, EMEA and Asia Pacific

 (5%) (7%) $23.6 Total IBM (6%) (9%) 4.6 General Business 3Q09 (5%) (7%) $22.9 All Sectors (6%) (9%) 2.3 Communications (9%) (11%) 2.2 Distribution (14%) (15%) 2.5 Industrial 2% Flat 3.9 Public (2%) (3%) $6.7 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial - Rest of World Fin’l - U.S. Led by Public Sector; strength in Financial Services

Revenue and Gross Margin by Segment 45.1% 45.5% 44.4% 35.6% 85.7% 28.7% 35.5% 3Q09 1.8 pts 1.9 pts (4.7 pts) (0.6 pts) 0.9 pts 1.3 pts 2.8 pts B/(W) Yr/Yr Pts Flat (3%) 5.1 Software 3Q09 (5%) (7%) $23.6 Total IBM (5%) (7%) $23.3 Total Segments (13%) (15%) 0.5 Global Financing (11%) (12%) 3.9 Systems & Technology (11%) (11%) 4.3 Global Business Services (2%) (4%) $9.4 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Gross Profit Margin Revenue Margin expansion in 20 of last 21 quarters

Expense Summary 8 pts 8 pts 9 pts Ops (1 pts) 5 pts 11% $6.3 Total Expense & Other Income 47% 0.1 Interest Expense nm 0.0 Other (Income)/Expense 10% (0.3) IP and Development Income (1 pts) 2 pts 8% 1.4 RD&E (1 pts) 3 pts 11% $5.0 SG&A Acq.* Currency B/(W) Yr/Yr 3Q09 * Includes Acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Increasing efficiency and productivity through global business model

 (0.7 pts) 5.4% (0.6 pts) 35.6% Systems & Technology 6.2 pts 32.1% 0.9 pts 85.7% Software 3.2 pts 3.2 pts 10.7 pts 0.5 pts 3.4 pts B/(W) Yr/Yr Pts 18.6% 18.3% 42.7% 14.5% 15.0% 3Q09 3Q09 1.8 pts 45.1% Total IBM 1.9 pts 45.5% Total Segments (4.7 pts) 44.4% Global Financing 1.3 pts 28.7% Global Business Services 2.8 pts 35.5% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Margin expansion led by Software and Services

Margin Opportunity S&P 500 Pre-tax Income Margin Tech Universe * * Includes 333 worldwide technology companies with market cap > $1B 30% of companies in Tech Universe have PTI margins in excess of 20% 25% of companies in S&P 500 have PTI margins in excess of 20% IBM 3Q09 FY08 -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50%

@CC Rptd 3Q09 3.4 pts 15.0% PTI Margin 2.8 pts 35.5% Gross Margin (External) (2%) (4%) $9.4 Revenue (External) B/(W) Yr/Yr Services Segments Strategic Outsourcing 36% Global Business Services 31% Integrated Technology Services 16% Maint. 13% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Double-digit profit growth through margin expansion 3Q09 Revenues (% of Total Services) (Growth @CC) $ in Billions (2%) Yr/Yr (11%) Yr/Yr (7%) Yr/Yr Flat Yr/Yr (4%) Yr/Yr (7%) (2%) 39% (18%) @CC (10%) (9%) (12%) @CC (7%) (1%) 42% (18%) Yr/Yr (11%) (10%) (12%) Yr/Yr $11.8 Total Global Services Signings 3Q09 GBS Signings $3.0 Consulting & Systems Integ. 2.0 Application Outsourcing $5.1 Total GBS Signings $6.7 Total GTS Signings 4.6 Outsourcing (SO + BTO) 3Q09 GTS Signings $2.1 Integrated Technology Svcs @CC Rptd 3Q09 0.5 pts 14.5% PTI Margin 1.3 pts 28.7% Gross Margin (External) (11%) (11%) $4.3 Revenue (External) B/(W) Yr/Yr

Systems & Technology Segment @CC Rptd 3Q09 (0.7 pts) 5.4% PTI Margin (0.6 pts) 35.6% Gross Margin (External) (11%) (12%) $3.9 Revenue (External) B/(W) Yr/Yr $ in Billions 3Q09 Revenue (% of Total S&T) Servers 64% Storage 18% Micro OEM 13% RSS Yr/Yr 3Q09 Revenue (11%) (1%) (11%) (14%) (13%) 3% (9%) (25%) @CC (10%) Converged System p (13%) Total Systems (12%) Total Systems & Technology (1%) Microelectronics OEM (15%) Retail Store Solutions (13%) Storage 1% System x Servers Rptd (26%) System z Systems share gain led by System p (+5 pts), System x (+2 pts) and Storage

Software Segment @CC Rptd 3Q09 6.2 pts 32.1% PTI Margin 0.9 pts 85.7% Gross Margin (External) Flat (3%) $5.1 Revenue (External) B/(W) Yr/Yr @CC Rptd Flat 3% 5% 5% (8%) 8% 3% 17% (3%) Total Software 1% Total Middleware 2% Key Branded Middleware 2% Rational (9%) Lotus Yr/Yr 3Q09 Revenue 5% Tivoli Flat Information Management 14% WebSphere Family 3Q09 Revenue (% of Total Software) Key Branded Middleware 57% Operating Systems 10% Other Middleware 23% Other 10% $ in Billions Continued strength in Branded Middleware

Cash Flow Analysis $5.0 (3.1) (4.8) 5.5 (0.2) 0.3 5.9 1.5 0.9 0.6 1.6 $2.1 B/(W) Yr/Yr ($1.4) ($0.9) ($1.0) Change in Cash & Marketable Securities 3.1 (6.2) (4.4) (2.1) 0.4 (0.1) 7.9 (2.6) 10.5 3.8 $14.3 3Q09 YTD (0.1) 1.2 Other (includes GF A/R & GF Debt) (3.9) (4.0) Non-GF Debt 1.7 (0.9) Share Repurchases 0.0 (0.7) Dividends 0.0 0.1 Divestitures 0.1 0.0 Acquisitions 1.3 3.4 Free Cash Flow (excluding GF Receivables) 0.2 (1.0) Net Capital Expenditures B/(W) Yr/Yr 3Q09 1.1 4.4 Net Cash from Operations (excluding GF Receivables) 0.3 0.8 Less: Global Financing Receivables $1.5 $5.2 Net Cash from Operations $ in Billions

7.0 14% 18.5 85.2 25.5 22.9 2.5 59.7 103.7 30.7 61.5 $11.5 Sept. 09 7.1 29% 27.6 88.3 34.4 24.5 9.9 53.9 115.9 32.8 73.4 $9.8 Sept. 08 13.6 Equity 95.9 Total Liabilities 33.9 Total Debt 24.4 Global Financing Debt 9.6 Non-GF Debt* 7.0 Global Financing Leverage 49% 62.0 109.5 34.9 61.8 $12.9 Dec. 08 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

EPS Bridge – 3Q08 to 3Q09 3Q08 EPS Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 3Q09 EPS Tax Rate $2.04 ($0.14) $0.22 $0.17 $0.03 $0.08 $2.40

3Q 2009 Summary At least $9.85 in 2009 Objective $10 to $11 in 2010 Divested Revenue Revenue Note: EPS has been restated to reflect the adoption of EITF 03-6-1 Increasing EPS expectations to at least $9.85 in 2009 Well ahead of pace for 2010 roadmap Transformation Shifting portfolio to higher value spaces Driving productivity and efficiency in our cost structure Investing in skills and capabilities to drive future growth Returning capital to shareholders Significant operating leverage in businesses with improved long-term growth prospects 0% 5% 10% 15% 20% 25% '00 '01 '02 '03 '04 '05 '06 '07 '08 '09e PTI Margin % $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 EPS PTI Margin % EPS

[LOGO]

Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Cash Flow (FAS 95) Supplemental EPS Information – Acquisition-Related Activity Non-GAAP Supplementary Materials Constant Currency, Cash Flow, Debt-to-Capital Ratio Reconciliation of Sequential Improvements in Revenue Growth Reconciliation of Geography Revenue Growth Reconciliation of Software Segment Revenue Growth Reconciliation of Debt-to-Capital Ratio Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Currency – Year/Year Comparison ~6-7 pts 7% 2% 12% 4Q09 97 0.65 0.73 2Q09 (7 pts) 7% (27%) (15%) Yr/Yr (7%) $23.6 (2 pts) (0.5) (5%) $24.0 Yr/Yr US$B 90 0.63 0.67 10/14 Spot (2 pts) 13% (15%) (5%) Yr/Yr 94 0.61 0.70 3Q09 (8 pts) 11% (38%) (15%) Yr/Yr 1Q09 IBM Revenue Impact 93 Yen 0.70 Pound 0.77 Euro Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. @ 10/14 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC

Supplemental Segment Information – 3Q 2009 $134B Backlog Change in Backlog due to Currency $4B Quarter-to-Quarter $4B Year-to-Year @CC Yr/Yr Global Services (11%) (11%) Global Business Services (2%) (4%) Global Technology Services Flat (3%) Maintenance Revenue Growth (4%) (5%) Integrated Tech Services (7%) (11%) Business Transformation Outsourcing (2%) (4%) Strategic Outsourcing 6% (10%) (9%) 39% 1% (12%) (18%) (15%) @CC 1% $6.7 Global Services Outsourcing Signings ($B) 1% BTO (11%) SO (10%) 4.6 GTS (SO & BTO) 42% 2.0 GBS (App. Outsourcing) Yr/Yr 3Q09 Global Services (12%) 2.1 GTS (ITS) (18%) 3.0 GBS (C&SI) (16%) $5.1 Global Services (C&SI / ITS)

Supplemental Segment Information – 3Q 2009 Share GP% @CC Yr/Yr Systems & Technology (11%) (1%) (11%) (14%) (13%) 3% (9%) (25%) = = (12%) Total Systems & Technology (1%) Microelectronics OEM (13%) Total Systems (15%) Retail Store Solutions (13%) Storage 1% System x Servers Revenue Growth (10%) Converged System p (26%) System z Revenue Growth Flat (3%) Total Software (12%) (14%) Other Software/Services (8%) (12%) Operating Systems 3% 1% Total Middleware (1%) (4%) Other Middleware 5% 2% Key Branded Middleware 5% 2% Rational (8%) (9%) Lotus @CC Yr/Yr Software 8% 5% Tivoli 3% Flat Information Management 17% 14% WebSphere Family

Global Financing Portfolio 3Q09 2Q09 3Q08 Identified Loss Rate 1.7% 1.7% 1.3% Anticipated Loss Rate 0.6% 0.6% 0.5% Reserve Coverage 2.3% 2.3% 1.8% Client Days Delinquent Outstanding 3.1 3.4 4.8 Commercial A/R > 30 Days $34M $48M $76M 3Q09 – $22.5B Net External Receivables 26% 31% 21% 12% 6% 4% 0% 5% 10% 15% 20% 25% 30% 35% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 57% Non-Investment Grade 43%

Cash Flow (FAS 95) ($3.2) 0.2 (13.5) 1.5 (4.4) (2.1) (8.5) (4.2) (1.9) (0.1) 0.4 (2.6) 14.3 3.8 (2.3) 0.4 3.7 $8.6 3Q09 YTD ($5.2) (0.1) (9.0) 3.7 (9.8) (1.9) (0.9) (8.4) 1.0 (6.0) 0.1 (3.5) 12.2 2.3 (2.6) 0.5 4.1 $7.9 3Q08 YTD $0.1 (0.2) (1.9) 1.0 (2.7) (0.7) 0.5 (1.5) (0.3) (0.1) 0.0 (1.1) 3.7 0.5 (1.1) 0.2 1.4 $2.8 QTD 3Q08 ($2.1) 0.2 (5.2) 1.0 (0.9) (0.7) (4.5) (2.3) (1.4) 0.0 0.1 (1.0) 5.2 0.8 (0.2) 0.1 1.3 $3.2 QTD 3Q09 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

Supplemental EPS Information – Acquisition-Related Activity The company is including a view of the impact of certain acquisition-related charges on IBM’s earnings results. Management’s view is that this supplemental information provides additional insight into the company’s ongoing operations and enables a more meaningful comparison to other companies in the technology sector who present similar information.

Supplemental EPS Information – Acquisition-Related Activity - 2009 $2.47 $2.39 $1.77 EPS $3,304 $3,191 $2,385 Net Income $4,498 $4,384 $3,247 Pre-Tax Income Non-GAAP $0.07 $0.07 $0.07 EPS $90 $88 $90 Net Income 2 0 0 Acquisition-Related Charges 0 0 0 In Process R&D 124 122 125 Amortization of Acquired Intangibles $125 $122 $125 Pre-Tax Income Total Adjustments $2.40 $2.32 $1.70 EPS $3,214 $3,103 $2,295 Net Income $4,373 $4,262 $3,122 Pre-Tax Income As Reported 3Q09 2Q09 1Q09 $ in Millions, except EPS

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations.

Non-GAAP Supplementary Materials Reconciliation of Sequential Improvements in Revenue Growth 3Q09 2Q09 (9%) (14%) As Rptd (5%) (3%) As Rptd (7%) (7%) @CC Change @CC @CC 3 pts 5 pts (4%) (2%) Americas Financial Services The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” and “Revenue by Key Industry Sales Unit” discussion regarding revenue growth in certain geographies/countries in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Geography Revenue Growth @CC As Rptd 26% 3% (12%) 26% (2%) 1% China Asia Pacific Revenue, other than Japan Japan Revenue 3Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain geographies/countries in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Software Segment Revenue Growth @CC As Rptd 34% 8% 28% 6% Business Integration Fast Payback Software Products (such as WebSphere Portal & Tivoli Storage) 3Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Software Segment” discussion regarding revenue growth in certain products in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures.

Reconciliation of Debt-to-Capital Ratio 35% 65% 2Q09 49% 71% FY08 3Q09 3Q08 14% 58% 29% 55% Non-GF Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-GF debt to capital ratio in the company’s earnings presentation. See Slide 27 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

[LOGO]